EXHIBIT 23



                                FIRSTENERGY CORP.

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form S-3  (Nos.  333-48587  and  333-102074)  and Form S-8  (Nos.
333-48651,  333-56094,  333-58279,  333-67798,  333-72764, 333-72766, 333-72768,
333-75985,  333-81183,  333-89356 and  333-101472) of  FirstEnergy  Corp. of our
report dated February 28, 2003, except as to Note 2(L) and Note 3, which are as of May 9, 2003, relating to the consolidated financial statements which appear in this Form 10-K/A.



PricewaterhouseCoopers LLP

Cleveland, Ohio
May 9, 2003